POWER OF ATTORNEY

SELECTED AMERICAN SHARES, INC.
(1933 Act No. 2-10699, 1940 Act No. 811-51)
SELECTED INTERNATIONAL FUND, INC.
(1933 Act No. 2-27514, 1940 Act No. 811-1550)
CLIPPER FUNDS TRUST
(1933 Act No. 333-124255, 1940 Act No. 811-21758)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Ryan Charles and Kenneth Eich, as the undersigned's attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any document to be filed with the Securities and Exchange Commission and all other state or federal regulatory authorities, including but not limited to post-effective amendments to the registration statement under the Securities Act of 1933 and/or the Investment Company Act of 1940, whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith. Each of the undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.

REGISTRANTS:
Selected American Shares, Inc.
Selected International Fund, Inc.
Clipper Funds Trust

By:/s/ James McMonagle      Date:January 23, 2015
James McMonagle
Chairman of the Board of Directors/Trustees

OFFICERS:
(of each Registrant):

/s/ Kenneth Eich  Date:January 23, 2015
Kenneth Eich
Principal Executive Officer and Executive Vice  President
of each Registrant

/s/ Douglas Haines  Date:January 23, 2015
Douglas Haines
Treasurer, Chief Financial Officer and Chief Accounting Officer
of each Registrant

DIRECTORS:
(of each Registrant)

/s/ William Barr    Date:January 23, 2015
William Barr

/s/ Francisco Borges  Date:January 23, 2015
Francisco Borges

/s/ Andrew Davis  Date:January 23, 2015
Andrew Davis

/s/ Christopher Davis  Date:January 23, 2015
Christopher Davis

/s/ Lawrence Harris  Date:January 23, 2015
Lawrence Harris

/s/ Steven Kearsley  Date:January 23, 2015
Steven Kearsley

/s/ Katherine MacWilliams  Date:January 23, 2015
Katherine MacWilliams

/s/ James McMonagle  Date:January 23, 2015
James McMonagle

/s/ Richard O'Brien  Date:January 23, 2015
Richard O'Brien